AMENDED SCHEDULE B

TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

BETWEEN SCHWAB CAPITAL TRUST AND

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

ADVISORY FEE SCHEDULE

The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

Fund	Fee

Schwab International Index Fund	Fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets.

Schwab Small-Cap Index Fund	Fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets.

Schwab MarketTrack Growth Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.

Schwab MarketTrack Balanced Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.

Schwab MarketTrack Conservative Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.

Schwab S&P 500 Index Fund	Six one-hundredths of one percent (0.06%) of the Fund’s average daily net assets.

Schwab Core Equity Fund	Forty-seven-one-hundreths of one percent (0.47%) of the Fund’s average daily net assets.

Laudus International MarketMasters Fund	One percent and twenty-nine one-hundredths of one percent (1.29%) of the Fund’s average daily net assets not in excess of $500 million; one percent and two hundred seventy-five one-thousandths of one percent (1.275%) of such net assets over $500 million but not in excess of $1 billion; and one percent and twenty-five one-hundredths of one percent (1.25%) of such net assets over $1 billion).

Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund)	Zero percent (0%) of the Fund’s average daily net assets.

Laudus Small-Cap MarketMasters Fund	One percent and seventeen one-hundredths of one percent (1.17%) of the Fund’s average daily net assets not in excess of $500 million; one percent and thirteen one-hundredths of one percent (1.13%) of such net assets over $500 million but not in excess of $1 billion; and one percent and seven one-hundredths of one percent (1.07%) of such net assets over $1 billion).

Fund	Fee

Schwab Market Track All Equity Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.

Schwab Institutional Select S&P 500 Fund	Six one-hundredths of one percent (0.06%) of the Fund’s average daily net assets.

Schwab Total Stock Market Index Fund	Six one-hundredths of one percent (0.06%) of the Fund’s average daily net assets.

Schwab Financial Services Fund	Fifty-four one-hundredths of one percent (0.54%) of the Fund’s average daily net assets not in excess of $500 million; five hundred fifteen one-thousandths of one percent (0.515%) of such net assets over $500 million but not in excess of $1 billion; and forty-nine one-hundredths of one percent (0.49%) of such net assets over $1 billion).

Schwab Health Care Fund	Fifty-four one-hundredths of one percent (0.54%) of the Fund’s average daily net assets not in excess of $500 million; five hundred fifteen one-thousandths of one percent (0.515%) of such net assets over $500 million but not in excess of $1 billion; and forty-nine one-hundredths of one percent (0.49%) of such net assets over $1 billion).

Schwab Hedged Equity Fund	One percent and five one-hundredths of one percent (1.05%) of the Fund’s average daily net assets.

Schwab Small-Cap Equity Fund	Eighty-one one-hundredths of one percent (0.81%) of the Fund’s average daily net assets.

Schwab Dividend Equity Fund	Sixty-two one-hundredths of one percent (0.62%) of the Fund’s average daily net assets.

Schwab Target 2010 Fund	Zero percent (0%) of the Fund’s average daily net assets

Schwab Target 2015 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2020 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2025 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2030 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2035 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2040 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Large-Cap Growth Fund	Seventy-Two one-hundredths of one percent (0.72%) of the Fund’s average daily net assets.

Fund	Fee

Schwab Fundamental US Large Company Index Fund	Thirty one-hundredths of one percent (0.30%) of the Fund’s average daily net assets not in excess of $500 million; twenty-two one-hundredths of one percent (0.22%) of such net assets over $500 million but not in excess of $5 billion; twenty one-hundredths of one percent (0.20%) of such net assets over $5 billion but not in excess of $10 billion; eighteen one-hundredths (0.18%) of such net assets over $10 billion.

Schwab Fundamental US Small Company Index Fund	Thirty one-hundredths of one percent (0.30%) of the Fund’s average daily net assets not in excess of $500 million; twenty-two one-hundredths of one percent (0.22%) of such net assets over $500 million but not in excess of $5 billion; twenty one-hundredths of one percent (0.20%) of such net assets over $5 billion but not in excess of $10 billion; eighteen one-hundredths (0.18%) of such net assets over $10 billion.

Schwab Fundamental International Large Company Index Fund	Thirty one-hundredths of one percent (0.30%) of the Fund’s average daily net assets not in excess of $500 million; twenty-two one-hundredths of one percent (0.22%) of such net assets over $500 million but not in excess of $5 billion; twenty one-hundredths of one percent (0.20%) of such net assets over $5 billion but not in excess of $10 billion; eighteen one-hundredths (0.18%) of such net assets over $10 billion.

Schwab Fundamental Emerging Markets Large Company Index Fund	Fifty one-hundredths of one percent (0.50%) of the Fund’s average daily net assets not in excess of $500 million; forty-eight one-hundredths of one percent (0.48%) of such net assets over $500 million but not in excess of $5 billion; forty-six one-hundredths of one percent (0.46%) of such net assets over $5 billion but not in excess of $10 billion; forty-four one-hundredths (0.44%) of such net assets over $10 billion.

Schwab Fundamental International Small Company Index Fund	Forty one-hundredths of one percent (0.40%) of the Fund’s average daily net assets not in excess of $500 million; thirty-eight one-hundredths of one percent (0.38%) of such net assets over $500 million but not in excess of $5 billion; thirty-six one-hundredths of one percent (0.36%) of such net assets over $5 billion but not in excess of $10 billion; thirty-four one-hundredths (0.34%) of such net assets over $10 billion.

Schwab Monthly Income Fund – Moderate Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Monthly Income Fund – Enhanced Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Monthly Income Fund – Maximum Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab International Core Equity Fund	Fifty-eighty one-hundredths of one percent (0.58%) of the Fund’s average daily net assets.

Schwab Target 2045	Zero percent (0%) of the Fund’s average daily net assets.

Fund	Fee

Schwab Target 2050	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2055	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Fundamental Index Global Real Estate Fund	Forty one-hundredths of one percent (0.40%) of the Fund’s average daily net assets not in excess of $500 million; thirty-eight one-hundredths of one percent (0.38%) of such net assets over $500 million but not in excess of $5 billion; thirty-six one-hundredths of one percent (0.36%) of such net assets over $5 billion but not in excess of $10 billion; thirty-four one-hundredths (0.34%) of such net assets over $10 billion

Schwab Capital Trust	Charles Schwab Investment Management, Inc.

/s/ Omar Aguilar	/s/ George Pereira
Omar Aguilar Senior Vice President & Chief Investment Officer	George Pereira Senior Vice President, Chief Financial Officer, & Chief Operating Officer

Dated as of September 23, 2014